Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in each of the Prospectuses and in “Portfolio Holdings Disclosure” and “Independent Registered
Public Accounting Firm” in the Statement of Additional Information, and to the
incorporation by reference in the Statement of Additional Information of our report dated
October 20, 2010, with respect to the financial statements and financial highlights of
Principal Funds, Inc., filed with the Securities and Exchange Commission in this Post-
Effective Amendment No. 87 to Form N-1A Registration Statement under the Securities
Act of 1933 (No. 33-59474).

/s/ Ernst & Young LLP

Chicago, Illinois
December 28, 2010